UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2014

Platform Specialty Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Blue Lagoon Drive Suite 855 Miami, FL	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
✓	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Closing of Private Placement

On October 8, 2014, Platform Specialty Products Corporation (“Platform”) completed the sale of a total of 16,060,960 shares of Platform’s common stock (the “Shares”) in a private placement to certain eligible investors for an aggregate purchase price of $410.9 million, or $25.59 per Share (the closing sale price per share on the New York Stock Exchange on October 2, 2014) (the “Private Placement”). An additional 9,404,064 shares of Platform’s common stock (the “Additional Shares”) are expected to be issued to certain funds managed by Pershing Square Capital Management, L.P. (“Pershing Square”) for an aggregate purchase price of $240.6 million following receipt of stockholder approval at a special meeting of stockholders of Platform expected to be held on or about November 6, 2014 (the “Special Meeting”).

In connection with the Private Placement, on October 3, 2014, Platform entered into subscription agreements with each investor, including Pershing Square. Pershing Square is the beneficial owner of approximately 24.3% of Platform’s common stock outstanding as of October 3, 2014 and a partner of Pershing Square is a member of Platform’s board of directors. A copy of Platform’s Subscription Agreement with Pershing Square is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Support Agreements

Also in connection with the Private Placement, on October 3, 2014, Platform entered into separate support agreements (the “Support Agreements”) with certain stockholders of Platform (the “Support Parties”) holding, in the aggregate, approximately 28.5% of Platform’s common stock as of such date. The Support Parties included Blue Ridge Limited Partnership, Berggruen Acquisition Holdings IV Ltd, Daniel H. Leever (Platform’s Chief Executive Officer, President and Vice Chairman), Mariposa Acquisition, LLC and Wellington Management Company, LLP, as investment advisor to certain stockholders. Pursuant to the Support Agreements, the Support Parties have agreed to vote in favor of the issuance of the Additional Shares. Pershing Square has also advised Platform that it intends to vote in favor of the issuance of the Additional Shares. Therefore, subject to termination of the Support Agreements in accordance with their respective terms, the issuance of the Additional Shares to Pershing Square is expected to be approved by the requisite vote of Platform’s stockholders.

A more detailed summary of the Support Agreements is set forth in the proposal to be voted at the Special Meeting included in Platform’s preliminary proxy statement for the Special Meeting, as filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2014. The description of the Support Agreements contained herein is qualified in its entirety by reference to the full text of the Support Agreements, a form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Registration Rights Agreements

In connection with the Private Placement, Platform entered into a registration rights agreement with the purchasers of the Shares, pursuant to which Platform agreed to (i) file a registration statement (the “Resale Registration Statement”) with the SEC covering the resale of the Shares, as promptly as practicable following the Special Meeting and, in any event, within ten (10) business days following the filing of Platform’s annual report on Form 10-K for the year ended December 31, 2014 (the “Filing Date”); provided, however, that in no event Platform will be obligated to make the initial filing of the Resale Registration Statement until such time as Platform is able to comply with the financial statement requirements under Regulation S-X of the SEC’s rules and regulations, and (ii) use commercially reasonable efforts, subject to receipt of necessary information from all the purchasers of the Shares, to cause the SEC to declare the Resale Registration Statement effective by the earlier of (a) three (3) business days after the SEC has advised us that the Resale Registration Statement has not been selected for review by the SEC, (b) three (3) business days after the SEC has advised us that it has no further comments to the Resale Registration Statement, or (iii) 90 days after the Filing Date.

Platform agreed to enter into a registration rights agreement with identical terms with Pershing Square for the resale of the Additional Shares following stockholder approval of the issuance of the Additional Shares at the Special Meeting.

The foregoing summary of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the registration rights agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 8, 2014, Platform issued a press release announcing the initial closing of the Private Placement of the Shares. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Shares and Additional Shares were offered and sold in a private placement to certain eligible investors pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares and Additional Shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares or Additional Shares in any jurisdiction in which such offer or solicitation would be unlawful.

Item 8.01	Other Events.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on July 21, 2014, Platform and Barclays Bank PLC (“Barclays”) entered into an amended and restated debt commitment letter (the “Amended and Restated Debt Commitment Letter”) pursuant to which Barclays committed, subject to the terms and conditions in the Amended and Restated Debt Commitment Letter, to provide up to $405 million of incremental first lien term loans. The Amended and Restated Debt Commitment Letter provided that the commitment would terminate upon the earlier to occur of (i) the consummation of the acquisition by Platform of Chemtura Corporation’s Chemtura AgroSolutions business, (ii) the Termination Date (under and as defined in the acquisition agreement between Platform and Chemtura Corporation), (iii) November 1, 2014, and (iv) written notice by Platform to terminate the Amended and Restated Debt Commitment Letter. On October 6, 2014, Platform and Barclays amended the Amended and Restated Debt Commitment Letter to extend the November 1, 2014 termination date set forth in subdivision (iii) above to November 7, 2014.

In connection with the Private Placement, on October 6, 2014, Platform issued a press release announcing the pricing of the Private Placement. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed issuance of the Additional Shares described in the preliminary proxy statement on Schedule 14A filed by Platform on October 6, 2014. Platform will file a definitive proxy statement (when available) and other documents regarding the proposed issuance of the Additional Shares. STOCKHOLDERS OF PLATFORM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING PLATFORM’S PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY PLATFORM ON OCTOBER 6, 2014 AND, WHEN AVAILABLE, PLATFORM’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ISSUANCE OF THE ADDITIONAL SHARES. The definitive proxy statement (when available) will be mailed to stockholders. Stockholders will be able to obtain a copy of the preliminary proxy statement, the definitive proxy statement (when available), and other relevant documents free of charge at the SEC’s website, http://www.sec.gov. The preliminary proxy statement, definitive proxy statement (when available), and other relevant documents will also be available, without charge, by directing a request by mail or telephone to Platform at 245 Freight Street, Waterbury, Connecticut 06702, Attention: Investor Relations, Telephone: (203) 575-5850.

Platform and its directors, executive officers, certain members of management, and employees may be deemed to be participants in the solicitation of proxies of Platform’s stockholders in connection with the proposed issuance of the Additional Shares. Stockholders may obtain additional information regarding the participants and their interests in the solicitation by reading the preliminary proxy statement on Schedule 14A filed by Platform on October 6, 2014 and the definitive proxy statement (when available).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title
10.1	Subscription agreement between Platform and Pershing Square (as investment advisor to the funds named therein)
10.2	Form of support agreement (filed as Annex A to Platform’s preliminary proxy statement, as filed on October 6, 2014, and incorporated herein by reference).
10.3	Registration rights agreement, dated October 8, 2014, between Platform and the purchasers of the Shares.
99.1	Press release issued on October 8, 2014, announcing the initial closing of the private placement.
99.2	Press release issued on October 6, 2014, announcing the pricing of the private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

October 8, 2014	By:	/s/ Frank J. Monteiro
	Name:	Frank J. Monteiro
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
10.1	Subscription agreement between Platform and Pershing Square (as investment advisor to the funds named therein)
10.2	Form of support agreement (filed as Annex A to Platform’s preliminary proxy statement, as filed on October 6, 2014, and incorporated herein by reference).
10.3	Registration rights agreement, dated October 8, 2014, between Platform and the purchasers of the Shares.
99.1	Press release issued on October 8, 2014, announcing the initial closing of the private placement.
99.2	Press release issued on October 6, 2014, announcing the pricing of the private placement.